Exhibit 10.3

                                                                    Page 1 of 10

                                January 30, 2003



Decorize, Inc.
1938 East Phelps
Springfield, Missouri 65802


                               FACTORING AGREEMENT


Ladies and Gentlemen:

         We are pleased to confirm the terms and conditions that will govern our funds in use accounting, notification factoring arrangement with advances (the "Agreement").

         1. SALE OF ACCOUNTS

         You sell and assign to us, and we purchase as absolute owner, all accounts arising from your sales of inventory or rendition of services, including those under any trade names, through any divisions and through any selling agent (collectively, the "Accounts" and individually, an "Account").

         2. CREDIT APPROVAL

         2.1 Requests for credit approval for all of your orders must be submitted to our Credit Department via computer by either: (a) On-Line Terminal Access, or (b) Electronic Batch Transmission. If you are unable to submit orders via computer, then orders can be submitted over the phone, by fax or in writing. All credit decisions by our Credit Department (including approvals, declines and holds) will be sent to you daily by a Credit Decisions Report, which constitutes the official record of our credit decisions. Credit approvals will be effective only if shipment is made or services are rendered within thirty (30) days from the completion date specified in our credit approval. Credit approval of any Account may be withdrawn by us any time before delivery is made or services are rendered.

         2.2 We assume the Credit Risk on each Account approved in the Credit Decision Report. "Credit Risk" means the customer's failure to pay the Account in full when due on its longest maturity solely because of its financial inability to pay. If there is any change in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services (other than accepting returns and granting allowances as provided in section 8 below), you must submit a change of terms request to us, and, if such pertains to a Factor Risk Account, then we shall advise you of our decision either to retain the Credit Risk or to withdraw the credit approval. Accounts on which we bear the Credit Risk are referred to collectively as "Factor Risk Accounts", and individually as a "Factor Risk Account". Accounts on which you bear some or all of the risk as to credit are referred to collectively as "Client Risk Accounts", and individually as a "Client Risk Account".


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Factoring Agreement                                                 Page 2 of 10

         2.3 We shall have no liability to you or to any person, firm or entity for declining, withholding or withdrawing credit approval on any order. If we decline to credit approve an order and furnish to you any information regarding the credit standing of that customer, such information is confidential and you agree not to reveal same to the customer, your sales agent or any third party. You agree that we have no obligation to perform, in any respect, any contracts relating to any Accounts.

         3. INVOICING

         You agree to place a notice (in form and content acceptable to us) on each invoice and invoice equivalent that the Account is sold, assigned and payable only to us, and to take all necessary steps so that payments and remittance information are directed to us. All invoices, or their equivalents, will be promptly mailed or otherwise transmitted by you to your customers at your expense. You will provide us with copies of all invoices (or the equivalent thereof if the invoices were sent electronically), confirmation of the sale of the Accounts to us and proof of shipment or delivery, all as we may reasonably request. If you fail to provide us with copies of such invoices (or equivalents) or such proofs when requested by us, we will not bear any Credit Risk as to those Accounts.

         4. REPRESENTATIONS AND WARRANTIES

         4.1 You represent and warrant that: each Account is based upon a bona fide sale and delivery of inventory or rendition of services made by you in the ordinary course of business; the inventory being sold and the Accounts created are your exclusive property and are not, and will not be, subject to any lien, consignment arrangement, encumbrance or security interest other than in our favor; all amounts are due in United States Dollars; all original invoices bear notice of the sale and assignment to us; any taxes or fees relating to your Accounts or inventory are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, affiliate or parent company. You also warrant and represent that: your customers have accepted the goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account, other than as to returns and allowances as provided in section 8 below (the foregoing being referred to in this Agreement as "Customer Claims").

         4.2 You further represent and warrant that: your legal name is exactly as set forth on the signature page of this Agreement, you are a duly organized and validly existing business organization incorporated or registered in the state of Delaware, and are qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements. You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time. You will furnish to us: (a) as soon as possible, but not later than ninety (90) days after the close of each of your fiscal years, your and your consolidated subsidiaries financial statements as of the end of such year, on a consolidated and consolidating basis, audited by a firm of independent, certified public accountants, selected by you and acceptable to us; (b) as soon as possible, but not later than thirty (30) days after the end of each month hereafter, your unaudited interim financial statements as of the end of such period and of the portion of your fiscal year then elapsed, certified by your principal financial officer, prepared in accordance with generally accepted accounting principles consistently applied (as in effect from time to time and for the period as to which such accounting principles are to apply)("GAAP"), and fairly presenting the financial position and results of your operations for such period; (c) not later than sixty (60) days prior to the end of each of your fiscal years, your forecasted profit and loss statements, statements of sources and uses of cash and inventory position reports, all for the forthcoming year, month by month, and all prepared on a consistent basis with your historical financial statements and/or in a form and substance satisfactory to us, as the case may be, together with appropriate supporting details and a statement of underlying assumptions; and (d) any other reports or information reasonably required by us, including, without limitation, such reports or information bearing upon or related to the Accounts or the Inventory. By the thirtieth
(30th) day of each month, you shall submit to us a covenant

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Factoring Agreement                                                 Page 3 of 10


         compliance certificate (in a form acceptable to us) certified by your principal financial officer or chief executive officer stating that you and the Companies are in compliance with all of the warranties, representations and covenants herein, unless otherwise stated, and that the representations in such certificate are true and accurate to best of his or her knowledge.

         4.3 You shall not declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, provided that, absent the occurrence of a default or Event of Default, if you have elected to be taxed as an "S" Corporation, under Subchapter S (Section 1362(a)) of the Internal Revenue Code of 1986, as amended (herein the "IRC"), you may pay cash dividends to your shareholders in an aggregate amount equal to such shareholder's actual federal and state income tax liability for any applicable taxable year (or applicable portion thereof) attributable to your taxable income, for each taxable year (or portion thereof) that you have an effective election for federal income tax purposes to be treated as an "S" corporation, provided further that (y) as a condition precedent to any such payment, you shall (i) deliver to us a letter, in form and substance satisfactory to CIT, from your independent public accounts detailing the amount necessary to be applied to such shareholder's tax liability, which letter can relate to the estimated tax payments for the next succeeding four quarters, and
(ii) such payment or distribution shall be limited to the amount(s) specified in said letter; and (z) after any redetermination of your taxable income for such period, each of your shareholders shall be obligated to repay to you the aggregate amount (if any) by which any such distribution exceeded the allocable amount of such shareholder's actual tax liability.

         4.4 You agree that you will promptly notify us of any change in your: name, state of incorporation or registration, location of your chief executive office, place(s) of business, and legal or business structure. Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of significant law suits or proceedings against you.

         4.5 You agree that the consolidated Tangible Net Worth (hereinafter defined) of you and the Companies (hereinafter defined) at the end of each month during each of the periods set forth below, shall not at any time be less than the amounts set forth next to such periods: Period Minimum Tangible Net Worth Prior to June 30, 2003 $1, 700, 000 On and After June 30, 2003 $2, 000, 000

"Tangible Net Worth" shall mean, as of any date, the sum of (a) net worth of you and the Companies as of any date, plus (b) indebtedness owing to your officers or affiliates subordinated (in a form acceptable to us) in payment to the Obligations, and minus (c) all of your intangible assets as determined in accordance with GAAP,

         4.6 For your fiscal year ending June 30, 2003, your consolidated financial statements shall show consolidated net loss (determined in accordance with GAAP) of not greater than $150, 000 and for each fiscal year ending thereafter your net income (determined in accordance with GAAP) shall exceed $1 for each such year.

         4.7 On the last day of each month, you shall submit to us a covenant compliance certificate (in a form acceptable to us) certified by your principal financial officer or chief executive officer stating that you and the Companies are in compliance with all of the warranties, representations and covenants herein, unless otherwise stated, and that the representations in such certificate are true and accurate to best of his or her knowledge.

         5. PURCHASE OF ACCOUNTS

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Factoring Agreement                                                 Page 4 of 10

         We shall purchase the Accounts for the gross amount of the respective invoices, less: factoring fees or charges, trade and cash discounts allowable to, or taken by, your customers, credits, cash on account and allowances ("Purchase Price"). Our purchase of the Accounts will be reflected on the Statement of Account (defined in section 10 below), which we shall render to you, which will also reflect all credits and discounts made available to your customers.

         6. ADVANCES

         At your request, and in our sole discretion, we may advance funds to you of up to 90% of your Factor Risk Accounts, prior to the collection of the Accounts. We have the right, at any time and from time to time, to hold any reserves we deem reasonably necessary as security for the payment and performance of any and all of your Obligations (defined in section 12 below). All amounts you owe us, including all advances to you and any debit balance in your Client Position Account (defined in section 10 below), and any Obligations, are payable on demand and may be charged to your account at any time.

         7. PAYMENT OF ACCOUNTS

         7.1 All payments received by us on the Accounts will be promptly applied to your account with us after crediting your customer's account. In exchange for such application, we shall charge your account monthly with the cost of two (2) additional business days on all such payments at the rate charged by us in section 14.1 below on debit balances. No checks, drafts or other instruments received by us will constitute final payment of an Account unless and until such items have actually been collected.

         7.2 The amount of the Purchase Price of any Factor Risk Account which remains unpaid will be deemed collected and will be credited to your account as of the earlier of the following dates:

         (a) the date of the Account's longest maturity if a proceeding or petition is filed by or against the customer under any state or federal bankruptcy or insolvency law, or if a receiver or trustee is appointed for the customer; or

         (b) the last day of the third month following the Account's longest maturity date if such Account remains unpaid as of said date without the occurrence of any of the events specified in clause (a) above.

If any Factor Risk Account credited to you was not paid for any reason other than Credit Risk, we shall reverse the credit and charge your account accordingly, and such Account is then deemed to be a Client Risk Account.

         8. CUSTOMER CLAIMS AND CHARGE BACKS

         8.1 You must notify us promptly of any matter affecting the value, enforceability or collectibility of any Account and of all Customer Claims. You agree to promptly issue credit memoranda or otherwise adjust the customer's account upon accepting returns or granting allowances. For full invoice credit memoranda, you agree to send duplicate copies thereof to us and to confirm their assignment to us. You may continue to do so until we have advised you that all such credits or allowances on Factor Risk Accounts require our prior written approval. We shall cooperate with you in the adjustment of Customer Claims, but we retain the right to adjust Customer Claims on Factor Risk Accounts directly with customers, upon such terms as we in our sole discretion may deem advisable.

         8.2 We may at any time charge back to your account the amount of: (a) any Factor Risk Account which is not paid in full when due for any reason other than Credit Risk; (b) any Factor Risk Account which is not paid in full when due because of an act of God, civil strife, or war; (c) anticipation (interest) deducted by a customer on any Account; (d) Customer Claims; (e) any Client Risk Account

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Factoring Agreement                                                 Page 5 of 10

         which is not paid in full when due; and (f) any Account for which there is a breach of any representation or warranty. We shall not bear the Credit Risk on any Account charged back to you. A charge back does not constitute a reassignment of an Account. We shall immediately charge any deduction taken by a customer to your account,

         8.3 We may at any time charge to your account the amount of: (a) payments we receive on Client Risk Accounts which we are required at any time to turnover or return (including preference claims); (b) all remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), other than stop payment fees on Factor Risk Accounts; (c) expenses, collection agency fees and attorneys' fees incurred by us in collecting or attempting to collect any Client Risk Account or any Obligation (defined in section 12 below); and (d) our fees for handling collections on Client Risk Accounts which you have requested us to process, as provided in the Guide (see section 18.2 below).

         9. HANDLING AND COLLECTING ACCOUNTS; RETURNED GOODS

         9.1 As owners of the Factor Risk Accounts, we have the right to: (a) bring suit, or otherwise enforce collection, in your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in part, any amounts owing, and (d) issue credits in your name or ours. To the extent applicable, you waive any and all claims and defenses based on suretyship. If moneys are due and owing from a customer for both Factor Risk Accounts and Client Risk Accounts, you agree that any payments or recoveries received on such Accounts will be applied using our normal procedures. If at the time of a customer liquidation, we each have Accounts at our respective risk, we agree that all payments, dividends, recoveries or proceeds will be shared pro rata in proportion to our respective Credit Risk for that customer. Once you have granted or issued a discount, credit or allowance on any Account, you have no further interest therein. Any checks, cash, notes or other documents or instruments, proceeds or property received with respect to the Accounts must be held by you in trust for us, separate from your own property, and immediately turned over to us with proper endorsements. We may endorse your name or ours on any such check, draft, instrument or document.

         9.2 As owners and assignees of the Accounts and all proceeds thereof, upon our written notice, you will, at your expense, set aside, mark with our name and hold in trust for us, any and all returned, rejected, reclaimed or repossessed inventory ("Returned Goods"). Further, upon such notice, you agree promptly: to notify us of all Returned Goods and, at our request, either to deliver same to us, or to pay us the invoice price thereof, or to sell the same for our account.

         10. STATEMENT OF ACCOUNT

         After the end of each month, we shall send you certain reports reflecting Accounts purchased, advances made, fees and charges and all other financial transactions between us during that month ("Reports"). The Reports sent to you each month include a Statement of Account reflecting transactions in three sections: Accounts Receivable, Client Position Account and Funds In Use. The Reports shall be deemed correct and binding upon you and shall constitute an account stated between us unless we receive your written statement of exceptions within thirty (30) days after same are mailed to you.

         11. GRANT OF SECURITY INTEREST

         11.1 You hereby assign and grant to us a continuing security interest in all of your right, title and interest in and to all of your now existing and future (herein collectively the "Collateral"): (a) accounts (including the Accounts), instruments, documents, chattel paper (including electronic chattel paper), general intangibles (including all payment intangibles and all other rights to payment), and any other obligations owing to you; (b) unpaid seller's rights (including rescission, repossession, replevin, reclamation and stoppage in transit); (c) rights to any inventory represented by the foregoing, including Returned Goods; (d) reserves and credit balances arising hereunder; (e) guarantees, collateral,

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Factoring Agreement                                                 Page 6 of 10

         supporting obligations and letter of credit rights with respect to the foregoing; (f) insurance policies, proceeds or rights relating to the foregoing;
(g) federal, state and local income tax refunds; (h) cash and non-cash proceeds of the foregoing; and (i) Books and Records (defined in section 13 below) evidencing or pertaining to the foregoing; and (j) all now existing and future patents and trademarks, including those registered in the United States Patent and Trademark Office, the goodwill of the business in connection therewith, and any and all proceeds, royalties and other fees which are or may become due therefrom or for the use thereof.

         11.2 You agree to comply with all applicable laws to perfect our security interest in collateral pledged to us hereunder, and to execute such documents as we may require to effectuate the foregoing and to implement this Agreement. You irrevocably authorize us to file financing statements, and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the Collateral, and you hereby ratify and confirm any and all financing statements, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization.

         12. OBLIGATIONS SECURED

         The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of the now existing and future indebtedness and obligations to us owed by you and your affiliates, including without limitation, Faith Walk Designs, Inc. and Guildmaster (collectively, the "Companies"), Inc., whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement between us, by operation of law or otherwise (collectively, "Obligations"). Obligations also includes ledger debt (which means indebtedness for goods and services purchased by the Companies from any party whose accounts receivable are factored or financed by us), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor. Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.

         13. BOOKS AND RECORDS AND EXAMINATIONS

         13.1 You agree to maintain such Books and Records concerning the Accounts as we may reasonably request and to reflect our ownership of the Accounts therein. "Books and Records" means your accounting and financial records (whether paper, computer or electronic), data, tapes, discs, or other media, and all programs, files, records and procedure manuals relating thereto, wherever located.

         13.2 Upon our reasonable request, you agree to make your Books and Records available to us for examination and to permit us to make copies or extracts thereof. Also, you agree to permit us to visit your premises during your business hours and to conduct such examinations as we deem reasonably necessary. To cover our costs and expenses of any such examinations, as of the date of this Agreement, we will charge examination fees of $750 per field examiner per day, or part thereof, during which such examination is conducted, plus any out-of-pocket costs and expenses incurred by us, as provided in the Guide (see section 18.2 below).

         14. INTEREST

         14.1 Interest is charged as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the greater of: (a) the JPMorgan Rate (defined below), or (b) 2% per annum (which ever is in effect, the "Applicable Rate") per annum; however, if an Event of Default (hereinafter defined) has occurred the applicable rate of interest shall be the Applicable Rate plus three percent (3%). The JPMorgan Rate is the per annum rate of interest publicly announced by JPMorgan Chase Bank (or its successor) in New York, New York from time to time as its prime rate, and is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers. Any change in the rate of interest hereunder due to a change in the JPMorgan

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Factoring Agreement                                                 Page 7 of 10


         Rate will take effect as of the first of the month following such change in the JPMorgan Rate. Interest will be credited as of the last day of each month based on the daily credit balances in your Funds In Use account for that month, at a rate 4% per annum below the JPMorgan Rate being used to calculate interest for the period. After the occurrence of an Event of Default (as defined in section 17.1 below) and for so long as such Event of Default continues, all of the Obligations shall, at our option, bear interest at a rate per annum equal to the JPMorgan Rate plus three percent (3%). All interest is calculated on a 360 day year.

         14.2 If you, as a client of ours, purchase goods or services from another client of ours and your payments on these invoices are not timely received, a late interest payment, at our then late interest rate, will be charged to your account with us and shall be deemed an Obligation under this Agreement.

         14.3 In no event will interest charged hereunder exceed the highest lawful rate. In the event, however, that we do receive interest in excess of the highest lawful rate, you agree that your sole remedy would be to seek repayment of such excess, and you irrevocably waive any and all other rights and remedies which may be available to you under law or in equity.

         15. FACTORING FEES AND OTHER CHARGES

         15.1 For our services hereunder, you will pay us a factoring fee or charge of 0.65% of the gross face amount of all Accounts factored with us, except Accounts owed by Home Depot, Inc., which Accounts you will pay us a factoring fee or charge of 0.25% of the gross face amount of each Account. In addition, you will pay a fee of one-quarter of one percent (1/4 of 1%) of the gross face amount of each Account for each thirty (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed sixty (60) days (whether as originally stated or as a result of a change of terms requested by you or the customer). For Accounts arising from sales to customers located outside the fifty states of the United States of America, you will pay us an additional factoring fee of 1% of the gross face amount of all such Accounts. All factoring fees or charges are due and charged to your account upon our purchase of the underlying Account.

         15.2 You agree to pay all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including all reasonable fees and expenses attributable to the services of our attorneys (whether in-house or outside), search fees and public record filing fees. Furthermore, you agree to pay to us our fees (as more fully set forth in the Guide, see section 18.2 below) including fees for: (a) special reports prepared by us at your request; (b) wire transfers; (c) handling change of terms requests relating to Accounts; and (d) your usage of our on-line computer services. Beginning on the first of the month six months from the date hereof, you also agree to pay us our fees for: (i) each new customer set-up on our customer accounts receivable data base and each new customer relationship established for you; (ii) crediting your account with proceeds of non-factored invoices received by us; and (iii) charge backs of invoices factored with us that were paid directly to you. All such fees will be charged to your account when incurred. Our fees may be changed by us from time to time upon notice to you; however, any failure to give you such notice does not constitute a breach of this Agreement and does not impair our ability to institute any such change.

         15.3 Any tax or fee of any governmental authority imposed on or arising from any transactions between us, any sales made by you, or any inventory relating to such sales is your sole responsibility (other than income and franchise taxes imposed on us which are not related to any specific transaction between us). If we are required to withhold or pay any such tax or fee, or any interest or penalties thereon, you hereby indemnify and hold us harmless therefor and we shall charge your account with the full amount thereof.

         16. TERMINATION

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Factoring Agreement                                                 Page 8 of 10

         16.1 You may terminate this Agreement only as of an Anniversary Date and then only by giving us at least sixty (60) days prior written notice of termination. "Anniversary Date" means the last day of the month occurring one year from the date hereof, and the same date in each year thereafter. Except as otherwise provided, we may terminate this Agreement at any time by giving you at least sixty (60) days prior written notice of termination. However, we may terminate this Agreement immediately, without prior notice to you, upon the occurrence of an Event of Default (defined in section 17.1 below).

         16.2 This Agreement remains effective between us until terminated as herein provided. Unless sooner demanded, all Obligations will become immediately due and payable upon any termination of this Agreement.

         16.3 All of our rights, liens and security interests hereunder continue and remain in full force and effect after any termination of this Agreement and pending a final accounting, we may withhold any balances in your account unless we are supplied with an indemnity satisfactory to us to cover all Obligations. You agree to continue to assign accounts receivable to us and to remit to us all collections on accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.

         16.4 At our option, we shall be entitled to extend this Agreement for one (1) year if the aggregate amount of Factor Risk Accounts paid by us to you under section 7.2 of this Agreement during any Contract Year, net of recoveries thereon, exceeds twenty percent (20%) of the aggregate factoring fees and charges charged to your account during such Contract Year. "Contract Year" means the twelve-month period ending on the Anniversary Date and each Anniversary Date thereafter. We agree to give you notice of any such extension, and notwithstanding anything contained in section 16.1 above to the contrary, the then next occurring Anniversary Date will be extended for an additional one (1) year period. Any failure to give you notice of such extension will not constitute a breach of this Agreement and will not impair our ability to extend this Agreement to the next Anniversary Date.

         17. EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

         17.1 It is an "Event of Default" under this Agreement if: (a) your business ceases or a meeting of your creditors is called; (b) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding is commenced by or against you under any federal or state law; (c) you breach any representation, warranty or covenant contained in this Agreement or any other agreement with us; (d) you fail to pay any Obligation when due; or (e) any breach by one of your affiliates of any agreement between us and them.

         17.2 After the occurrence of an Event of Default which is not waived by us, we may terminate this Agreement without notice to you. We shall then have immediate access to, and may remove from any premises where same may be located, any and all Books and Records as may pertain to the Accounts, Returned Goods and any other collateral hereunder. Furthermore, as may be necessary to administer and enforce our rights in the Accounts, Returned Goods and any other collateral hereunder, or to facilitate the collection or realization thereof, we have your permission to: (a) use (at your expense) your personnel, supplies, equipment, computers and space, at your place of business or elsewhere; and (b) notify postal authorities to change the address for delivery of your mail to such address as we may designate and to receive and open your mail. We agree to turn over to you or your representative all mail not related to the aforesaid purposes.

         17.3 After the occurrence of an Event of Default which is not waived by us, with respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under
Article 9 of the Uniform Commercial Code. If notice of intended disposition of any such property or collateral is required by law, it is agreed that five (5) days notice constitutes reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) will be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in

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

         such order as we may elect. You remain liable to us for any deficiencies. With respect to Factor Risk Accounts and Returned Goods relating thereto, you hereby confirm that we are the owners thereof, and that our rights of ownership permit us to deal with this property as owner and you confirm that you have no interest therein.

         18. MISCELLANEOUS PROVISIONS

         18.1 This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings. This Agreement can be changed only by a writing signed by both of us. Our failure or delay in exercising any right hereunder will not constitute a waiver thereof or bar us from exercising any of our rights at any time. The validity, interpretation and enforcement of this Agreement is governed by the laws of the State of North Carolina, excluding the conflict laws of such State.

         18.2 The Client Service Guide, as supplemented and amended from time to time (the "Guide") has been furnished to you or is being furnished to you concurrently with the signing of this Agreement, and by your signature below you acknowledge receipt thereof. The Guide provides information on credit approval processes, accounting procedures and fees. The procedures for Electronic Batch Transmission are covered in supplemental instructions to the Guide. From time to time, we may provide you with amendments, additions, modifications, revisions or supplements to the Guide, which will be operative for transactions between us. All information and exhibits contained in the Guide, on any screen accessed by you, and on any print-outs, reports, statements or notices received by you are, and will be, our exclusive property and are not to be disclosed to, or used by, anyone other than you, your employees or your professional advisors, in whole or in part, unless we have consented in writing.

         18.3 This Agreement binds and benefits each of us and our respective successors and assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent.

         18.4 Section headings are for convenience only and are not controlling. The use of "including" means "including without limitation".

         18.5 If any provision of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision will be inapplicable and deemed omitted to such extent, but the remainder will not be invalidated thereby and will be given effect so far as possible.

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

Factoring Agreement                                                Page 10 of 10

         19. JURY TRIAL WAIVER

         To the extent permitted by applicable law, we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are parties.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement will take effect as of the date set forth above but only after being accepted below by one of our officers in Charlotte, North Carolina, after which we shall forward a fully executed copy to you for your files.


                                         Very truly yours,

                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                         By:  /s/ Robert F. Cowherd
                                            ------------------------------------
                                            Name: Robert F. Cowherd
                                            Title:Vice President
Read and Agreed to:

DECORIZE, INC.


By: /s/ Alex Budzinsky
   ---------------------------------
    Name: Alex Budzinsky
    Title:Executive Vice President


                                         Accepted at Charlotte, North Carolina

                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                         By: /s/ T. D. Oelschlaeger
                                            ------------------------------------
                                            Name: T. D. Oelschlaeger
                                            Title: Senior Vice President